                                                                    EXHIBIT 99.1
                      SECOND AMENDED AND RESTATED AGREEMENT
                              AMONG FILING PARTIES

     THIS AGREEMENT is made and entered into on October 23, 2002, by and among Crow Family Partnership, L.P., a Delaware limited partnership, CFH Trade Names, L.P., a Texas limited partnership, CFH Capital Resources, L.P., a Texas limited partnership, GP 98, LLC, a Texas limited liability company, Mill Spring Holdings, Inc., a Texas corporation, Crow Family, Inc., a Texas corporation, Crow Public Securities, L.P., a Texas limited partnership, CFHS, L.L.C., a Delaware limited liability company, and Harlan R. Crow (collectively referred to herein as the "Filing Parties").

     WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the
Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons;

     WHEREAS, certain of the parties to this Agreement entered into an Agreement Among Filing Parties dated December 11, 1997, as amended, (the "Original Agreement"), which was amended and restated in its entirety by certain parties to this Agreement pursuant to an Amended and Restated Agreement Among Filing Parties dated October 21, 1998, as amended (the "Amended and Restated Agreement"), with respect to a Schedule 13D filed concurrently with the execution of each the Original Agreement and the Amended and Restated Agreement; and

     WHEREAS, the parties desire to amend and restate the Amended and Restated Agreement in its entirety as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

     (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the shares of common stock, $.01 par value per share, of Trammell Crow Company, a Delaware corporation.

     (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13D, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

     (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the forgoing shall be null and void.

     (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

     (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.

     IN WITNESS WHEREOF, the undersigned hereby executed this Agreement Among Filing Parties as of the date or dates indicated below.

DATED: October 23, 2002               CROW FAMILY PARTNERSHIP, L.P.
                                      a Delaware limited partnership

                                      By: CROW FAMILY, INC., a Texas corporation
                                          and its General Partner

                                          By: /s/ ANTHONY W. DONA
                                             -----------------------------------
                                             Anthony W. Dona
                                             Executive Vice President

DATED: October 23, 2002               CFH TRADE NAMES, L.P., a Texas
                                      limited partnership

                                      By: GP 98, LLC, a Texas limited liability
                                      company and its General Partner

                                      By: MILL SPRING HOLDINGS, INC., a Texas
                                      corporation and its sole member

                                          By: /s/ HARLAN R. CROW
                                             -----------------------------------
                                             Harlan R. Crow
                                             Chief Executive Officer

DATED: October 23, 2002               GP 98, LLC, a Texas limited liability
                                      company

                                      By: MILL SPRING HOLDINGS, INC., a Texas
                                          corporation and its sole member

                                          By: /s/ HARLAN R. CROW
                                             -----------------------------------
                                             Harlan R. Crow
                                             Chief Executive Officer


DATED: October 23, 2002               MILL SPRING HOLDINGS, INC., a Texas
                                      corporation

                                      By: /s/ HARLAN R. CROW
                                         ---------------------------------------
                                         Harlan R. Crow
                                         Chief Executive Officer

DATED: October 23, 2002           CFH CAPITAL RESOURCES, L.P., a Texas
                                  limited partnership

                                  By: CFHS, L.L.C., a Delaware limited liability company and its General Partner

                                  By: CROW FAMILY, INC., a Texas
                                      corporation, its sole manager

                                      By: /s/ ANTHONY W. DONA
                                         ---------------------------------------
                                         Anthony W. Dona
                                         Executive Vice President

DATED: October 23, 2002           CFHS, L.L.C., a Delaware limited liability
                                  company and its General Partner

                                  By: CROW FAMILY, INC., a Texas
                                      corporation, its sole manager

                                      By: /s/ ANTHONY W. DONA
                                         ---------------------------------------
                                         Anthony W. Dona
                                         Executive Vice President

DATED: October 23, 2002           CROW FAMILY, INC.

                                  By: /s/ ANTHONY W. DONA
                                     -------------------------------------------
                                     Anthony W. Dona
                                     Executive Vice President

DATED: October 23, 2002           CROW PUBLIC SECURITIES, L.P., a Texas
                                  limited partnership

                                  By: Crow Family, Inc., a Texas corporation
                                      and its General Partner

                                       By: /s/ ANTHONY W. DONA
                                          --------------------------------------
                                          Anthony W. Dona
                                          Executive Vice President

DATED: October 23, 2002              CFHS, L.L.C., a Delaware limited
                                     liability company

                                     By: Crow Family, Inc., a Texas corporation,
                                     its sole manager

                                         By: /s/ ANTHONY W. DONA
                                            ------------------------------------
                                            Anthony W. Dona
                                            Executive Vice President

                                     /s/ HARLAN R. CROW
DATED: October 23, 2002              -------------------------------------------
                                     Harlan R. Crow